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                                                                     Exhibit 4.1



               THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

                                 MED/WASTE, INC.
                          SAFETY DISPOSAL SYSTEM, INC.
                              THE KOVER GROUP, INC.
                            SAFETY DISPOSAL SYSTEM OF
                              SOUTH CAROLINA, INC.

               10% Convertible Redeemable Debenture Due July 1, 2000

No. R-                                                             US$
      -----------                                                      --------

               Med/Waste. Inc., a Delaware corporation, Safety Disposal System, Inc., a Florida corporation, The Kover Group, Inc., an Ohio corporation and Safety Disposal System of South Carolina, Inc., a South Carolina corporation (collectively, the "Issuer"), for value received, hereby jointly and severally promise to pay to _______________________________________________, or registered assigns, the principal sum of ________________ (US$_________) Dollars on July 1, 2000 (the "Maturity Date"), and to pay interest thereon from January 27, 1997 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid, semi-annually in arrears on July I and January I in each year, commencing July 1, 1997 (each an "Interest Payment Date") at the rate of ten (10%) percent per annum until the principal hereof is paid, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of fifteen (15%) percent per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid, on any Interest Payment Date will be paid to the person (the "Registered Holder") in whose name this Security is registered at the close of business on June 15 or December 15 (whether or not a business day) as the case may be (each a "Regular Record Date"), next preceding such Interest Payment Date. Interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the relevant period.

               If this Security is converted into shares of common stock, $.001 par value per share, of Med/Waste, Inc. (the "Common Stock") pursuant to Sections 10 or 11 below: (A) on or prior to the initial Regular Record Date, interest shall be calculated through and including the date of conversion and shall be paid on such date; or (B) after any (i) Interest Payment Date and on or prior to the next Regular Record Date, interest whose Stated Maturity is on the next Interest Payment Date shall be paid on the date of conversion calculated, however, only through the date of conversion, and such interest shall be paid to the Person in whose name this Security is registered at the close of business on the date of conversion; or (ii) Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be paid on such Interest Payment Date calculated, however, only through the date of conversion, notwithstanding such conversion, and such interest shall be paid to the Person in whose name this Security is registered at the close of business on such Regular Record Date.

               Principal of this Security shall be payable at the earliest of the Maturity Date, Redemption Date or Acceleration Date against surrender hereof at the principal executive offices of the Issuer in the United States. Payments of principal and of any interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of pubic and private debts. Payments of principal of this Security shall be made against surrender hereof, and payments of interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or to such other address as the Registered Holder may have previously given notice to the Issuer in writing. Interest



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shall accrue and be payable on this Security through the earlier of the Maturity
Date or Redemption Date. If the principal on this Security is accelerated, interest shall accrue and be payable until the date of payment. The Issuer covenants that until this Security has been delivered to it for cancellation, or monies sufficient to pay the principal of and interest in this Security have been made available for payment and paid, it will at all times maintain at its principal executive offices in the United States an office or agency for the payment of the principal of and interest on the Securities as herein provided.

               1. This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), designated as "10% Convertible Redeemable Debentures Due July 1 2000", limited in aggregate principal amount to $3,000,000. The Securities have been offered and sold pursuant to Med/Waste, Inc.'s Confidential Private Placement Memorandum dated January 7, 1997 (the "Memorandum").

               The obligations of the Issuer hereunder are not secured by any mortgage, pledge, encumbrance, security agreement or other security device and only the full faith and credit of the Issuer are pledged for the payment of all principal and interest due under this Security. The Securities are joint and several direct, unconditional and general obligations of the Issuer and will rank equally with all other evidences of unsecured and unsubordinated indebtedness of the Issuer.

               2. The Securities are issuable only in fully registered form and in minimum authorized denominations of $ 10,000 and any integral multiple of $1,000 in excess thereof.

               3. So long as any Securities remain outstanding, the Issuer shall maintain at its principal executives offices in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion pursuant to Sections 9 or 10 hereof, and where notices and demands to or upon the Issuer in respect of the Securities may be served. The Issuer will at all times act as its own security registrar and paying and transfer agent for such purposes and agrees to cause to be kept at such office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and registration of transfers of Securities. As of the date this Security was originally issued, such principal executive offices of the Issuer were located at 3890 N.W. 132nd Street, Suite K, Opa Locka, Florida 33054. The Issuer shall not change the location of its principal executive offices unless Issuer provides all Registered Holders with no less than thirty (30) days prior written notice.

               The transfer of a Security is registrable on the Security Register upon surrender of such Security at the principal executive offices of Issuer duly endorsed by, or accompanies by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by, the Registered Holder thereof, or the Registered Holder's attorney duly authorized in writing, together with any certifications and re presentations which Issuer may reasonably require to reflect compliance with all applicable securities laws, rules and regulations and the due authorization of the transaction. Upon such surrender of this Security for registration of transfer, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of the execution thereof, of any authorized denominations and of a like tenor, form and aggregate principal amount.

               At the option of the Registered Holder, upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the principal executive offices of the Issuer. Whenever any Securities are so surrendered for exchange, the Issuer shall execute and deliver the Securities which the Registered Holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected only upon the Issuer being reasonably satisfied with the documents of title and identity of the person making the request and subject to compliance with applicable Federal and state securities laws.


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               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service or other charges shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Issuer may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and the Issuer shall not be affected by notice to the contrary.

               4. In any case where the due date for the payment of the principal of or interest on, any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest, as the case may be, need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and interest shall accrue and be paid for the period through and including the date of payment.

               5. (a)      The Issuer shall pay all stamp and other duties and
taxes, if any, which may be imposed by the United States or any political subdivision thereof, any state or any political subdivision thereof or any other taxing authority with respect to the issuance of the Securities.

                  (b)      Except as specifically provided in this
Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authorities thereof or therein.

               6. The Issuer represents and warrants to the Registered Holder, as follows:

                  (a) Each Issuer is a corporation duly organized, existing and in good standing under the laws of its state of incorporation and has the corporate power to conduct the business which it conducts and proposes to conduct.

                  (b) The execution, delivery and performance of the Securities by the Issuer will have been duly approved by the Board of Directors of each Issuer and all other actions required to authorize and effect the offer and sale of the Securities will have been duly taken and approved.

                  (c) The Securities and the Conversion Shares have been duly and validly authorized. The Securities and Conversion Shares, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable and valid and binding obligations of the Issuer (or Med/Waste, Inc. in the case of the Conversion Shares) enforceable in accordance with their respective terms.

                  (d) Med/Waste, Inc. will at all times that there are Outstanding Securities have authorized and reserved a sufficient number of shares of Common Stock to provide for conversion of the Securities into shares of Common Stock.

                  (e) Issuer has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and Issuer is in all material respects complying therewith.

                  (f) Issuer knows of no pending or threatened legal or governmental proceedings to which Issuer is a party which could materially adversely affect the business, property, financial condition or operations of the Issuer.



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                  (g)      The Issuer is not in violation of or default
under, nor will the execution and delivery of the Securities, the issuance of the Common Stock upon conversion of the Securities and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under the certificate of incorporation or by-laws, the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence or indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreements or instrument to which any Issuer is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

                  (h) The financial information contained in the Memorandum presents fairly the financial condition of the Issuer as of the date and for the periods indicated.

               7. Each Issuer hereby jointly and severally covenants and agrees that for so long as any of the Securities shall remain outstanding:

                  (a) it will duly and punctually pay the principal of and any interest on the Securities in accordance with the terms hereof,

                  (b) it will, on each due date for payment of the principal of or any interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any interest so becoming due until such sums shall have been paid to such Persons;

                  (c) it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charters and statutory) and franchises;

                  (d) it will cause all material properties used or useful in the conduct of its business or the business of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Issuer from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the reasonable judgment of the Issuer, desirable in the conduct of its business or the business of any of its subsidiaries, and not disadvantageous in any material respect to the holders of Securities; and, provided, further that the failure to comply herewith shall not be deemed a breach hereof unless such failure would have a material adverse effect on the business, financial condition or results of operations of such Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect"),

                  (e) it will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (I) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its subsidiaries, or upon the income, profits or property of the. Issuer or any subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any subsidiaries- provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and, provided, further, that the failure to comply herewith shall not be deemed a breach if it would not have a Material Adverse Effect;

                  (f) it shall not without the prior written consent of the holders of at least sixty-six and two-thirds (662/3%) percent of the aggregate principal amount of the Securities then Outstanding, materially alter the nature of its business or that of its subsidiaries in any manner, or dispose of the

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business or assets of the Issuer or its subsidiaries, either as a whole or any substantial part thereof, which would have a material adverse effect on (i) its ability to perform its obligations under the Securities, or (ii) the business, financial conditions or results of operations of the Issuer and its subsidiaries;

                       (g) it shall furnish to each Registered Holder of Securities a copy of all documents it is required to send to its shareholders at the time the same are sent to shareholders, including, without limitation, annual reports and proxy statements;

                       (h) as soon as it becomes aware of the same, it shall give written notice to each Registered Holder of Securities of any event or occurrence which by itself or with notice or lapse of time or both would entitle the holders of the Securities to declare the principal of and any interest on the Securities immediately due and payable pursuant to Section 14 hereof,

                       (i) it will promptly obtain and maintain from time to time all authorizations, permits, approvals, consents, licenses and exemptions which are required under any applicable law or regulation to enable it to perform all of its payment, conversion (as to Med/Waste, Inc. only) and other material obligations under the Securities or which may be required for the validity or enforceability of the Securities; provided, however, that the failure to obtain and maintain such authorizations, permits, approvals, consents, licenses and exemptions as to material obligations other than payment and conversion shall not constitute a breach of this provision unless such noncompliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

                       (j) it will, and it will cause its subsidiaries to, duly and punctually comply with and observe all statutes now or hereafter in force and all ordinances, regulation and bylaws thereunder and all requirements and orders of any government or other public authority; provided, however, that any non-compliance with any such statute, ordinance, regulation or by-law shall not constitute a breach of this provision unless such non-compliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

                       (k) it shall permit any representative of any Registered Holder or Holders of at least $500,000 aggregate principal amount of the Securities to make inspections of, and to report on, the property of, and business operations being carried out by, the Issuer or any of its subsidiaries upon reasonable notice and at reasonable times;

                       (l) it shall maintain and keep in force with reputable insurers and in adequate amounts, property, casualty, third party liability, business interruption and all such other insurances as would prudently be effected and maintained in the case of a company carrying on a business similar to that of the Issuer and its subsidiaries;

                       (m)      it shall not:

                                (i)        declare or pay any cash
                       dividends on its Common Stock or purchase, redeem or otherwise acquire or retire for value any shares of Common Stock;

                               (ii)        consolidate with or merge into
                       any other Person, where the Issuer is not the surviving corporation or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, except in compliance with the terms and conditions set forth in Section 10(d)(iv) below;

                              (iii)        create any new stock option
                       plans, amend any existing stock option plans to authorize additional stock options or otherwise issue options to purchase shares of Common Stock or other securities convertible into shares of Common



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                        Stock (other than pursuant to existing stock option
                        plans), except that the Issuer may issue stock options to employees, whether pursuant to a new stock option plan, amendment to an existing plan or otherwise, to purchase up to 500,000 shares of Common Stock;

                            (iv)        issue or otherwise create any
                        Indebtedness of the Issuer and its subsidiaries senior in ranking to the Securities in the aggregate to exceed $5,000,000; provided, however, that the $5,000,000 limit shall not apply with respect to: (A) Indebtedness created in connection with the lease of Autoclaves to customers which are secured by operating leases and the Autoclaves themselves and by no other assets of the Issuer, (B) Indebtedness in connection with acquisitions of assets where the security for such Indebtedness is limited to the acquired assets, and (C) Indebtedness existing in entities that are acquired by the Issuer, provided that such Indebtedness is not extended to any other assets of the Issuer;

                            (v) except for loans existing at January 1, 1997 as disclosed in the Memorandum, make any loans to any officers, directors or shareholders beneficially owning five (5%) percent or more of the Common Stock ("5% Holders") or amend any existing loan to increase the principal balance or extend the payment terms thereof, provided, however, that the Issuer may, in the aggregate, make loans of up to $250,000 to officers, directors and 5% Holders not including loans outstanding as of the date hereof,

                            (vi)        sell, gift, transfer, assign or
                        otherwise issue shares of Common Stock to any officer, director or 5% Holder, unless: (A) issued pursuant to a stock option existing at January 1, 1997; (B) issued for cash at a purchase price equal to or greater than the closing bid price for the Common Stock on the day prior to issuance; or (C) issued to an officer, director or 5% Holder as payment for services rendered where the Board of Directors has reasonably determined the value of such services and sets forth its determination in a resolution;

                            (vi) create,- purchase or otherwise acquire any new subsidiary, unless such subsidiary shall contemporaneously with such creation, purchase or acquisition become a primary obligor on all Outstanding Securities and send to all Registered Holders written confirmation thereof,

                            (vii) incur or otherwise be liable for any Contingent Obligation, other than with respect to the other Issuers or in connection with the leasing of Autoclaves; or

                            (ix) invest in the securities of any Person other than the subsidiaries except for short-term government obligations and money market accounts.

            8. (a) As soon as possible after the Final Closing (as defined in the Memorandum), but in no event later than six (6) months after the Initial Closing (as defined in the Memorandum) (regardless of whether the maximum number of Securities shall have been sold), Med/Waste, Inc. shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the Securities and Exchange Commission ("SEC") covering all of the Conversion Shares and such additional shares of Common Stock that may be issued pursuant to the anti-dilution rights contained in the Securities and as set forth in this Section 8(a) (collectively, the "Registrable Securities"), time being of the essence. Med/Waste, Inc. will use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least three (3) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or


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otherwise transferred. Notwithstanding anything to the contrary contained herein, if such registration statement shall not be declared effective within six (6) months after the Initial Closing (regardless of whether the maximum number of Securities shall have been sold), then the Conversion Price shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Securities shall increase) by the percentage resulting from multiplying five (5%) percent by the number of months, or any part thereof, beyond said six (6) month period until the initial registration statement described herein covering the Registrable Securities is declared effective.

            (b) In the event Med/Waste, Inc. effects any registration under the 1933 Act of any Registrable Securities pursuant to Paragraphs 8(a) above or 8(g) below, the Issuer shall indemnify, to the extent permitted by law, and hold harmless any Registered Holder whose Registrable Securities are included in such registration statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Issuer shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to Med/Waste, Inc. by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

            (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless Med//Waste, Inc., each of its directors, each of its officers who have signed the registration statement each other person, if any, who controls Med/Waste, Inc. within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to Med/Waste, Inc. by the Seller specifically for use in the preparation thereof.



            (d) Any person entitled to indemnification under Paragraphs 8(b) or 8(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Paragraph 8(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may

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have to any indemnified party otherwise than under Paragraph 8(b) or 8(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that
(i) if the indemnifying party fails to take reasonable' steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

            (e) If for any reason the indemnity provided in Paragraphs 8(b) or 8(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Paragraph 8(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

            (f) The provisions of Paragraphs 8(b) through 8(e) of this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

            (g) The Registered Holders shall have certain "piggyback" registration rights with respect to the Registrable Securities as hereinafter provided:

                        A. If at any time after. the date of the Initial Closing, Med/Waste, Inc. shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, Med/Waste, Inc. shall give' written notice to each Registered Holder thereof prior to such filing.

                        B. Within fifteen (15) days after such notice from Med/Waste, Inc., each Registered Holder shall give written notice to Med/Waste, Inc. whether or not the Registered Holder desires to have all of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then Med/Waste, Inc. shall include such Registered Holder's Registrable Securities in the registration statement at Med/Waste, Inc.'s sole cost and expense, subject to the remaining terms of this Paragraph 8(g).

                        C. If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of, Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Registered Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.


                        D. The Registered Holders shall have two (2) opportunities to have the Registrable Securities registered under this Paragraph 8(g).

                        E. The Registered Holder shall furnish in writing to Med/Waste, Inc. such information. as Med/Waste, Inc. shall reasonably require in connection with a registration statement.

            (h) If and whenever Med/Waste, Inc. is required by the provisions of this Paragraph 8 to use its best efforts to register any Registrable Securities under the 1933 Act, Med/Waste, Inc. shall, as expeditiously as possible under the circumstances:

                        A. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

                        B. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall Med/Waste, Inc. be required to do so for a period of more than three (3) years following the effective date of the registration statement.

                        C. Furnish to the Sellers participating in the offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while Med/Waste, Inc. is required under the provisions hereof to keep the registration statement current.

                        D. Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                        E. Notify each Seller selling Registrable Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of Med/Waste, Inc.'s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        F. As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at Med/Waste, Inc.'s option, Rule 158 thereunder. To the extent that Med/Waste, Inc. files such information with the SEC in satisfaction of the foregoing, Med/Waste, Inc. need not deliver the above referenced earnings statement to Seller.

                        G. Upon request, deliver promptly to counsel of each Seller participating in the offering copies of all correspondence between the SEC and Med/Waste, Inc., its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with Med/Waste, Inc.'s business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Paragraph G confidential.

                        H. Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                        I. List the Registrable Securities covered by such registration statement on such exchanges and/or on the NASDAQ as the Common Stock is then currently listed upon.

                        J. Pay all Registration Expenses incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective- provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for Med/Waste, Inc. and Med/Waste, Inc.'s independent public accountants.

                                    (i)         Med/Waste, Inc. acknowledges
that there is no adequate remedy at law for failure by it to comply with the provisions of this Paragraph 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Paragraph 8 may be specifically enforced. In the event that Med/Waste, Inc. shall fail to file such registration statement when required pursuant to Paragraph 8(a) above or to keep any registration statement effective as provided in this Paragraph or otherwise fails to comply with its obligations and agreements in this Paragraph 8, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Issuer shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Issuer shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Paragraph 8, regardless of whether any litigation was commenced.

            9. The Issuer can redeem all, but not less than all, Outstanding Securities at the Redemption Price at any time after December 31, 1997, provided that on the day that the Redemption Notice is given by the Issuer to a Registered Holders of the Outstanding Securities and on the Redemption Date, the following conditions are satisfied: (i) the Conversion Shares have been registered by Med/Waste, Inc. pursuant to the 1933 Act as provided for in
Section 8 of the Securities and such registration is then currently effective-and (ii) the average of the closing bid price per share of the Common Stock, as listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE") or wherever Med/Waste, Inc.'s Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the' date the Redemption Notice is sent, is at least two hundred (200%) percent per share of the Conversion Price. Any notice to redeem ("Redemption Notice") must be given to all Registered Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for redemption ("Redemption Date"). The Redemption Price shall equal the sum of: (a) the face amount of the Securities; (b) all accrued and unpaid interest through and including the Redemption Date; and (c) a redemption fee equal to (I) ten (10%) percent of the face amount of the Securities, if the Redemption Date is prior to January 1, 1999; or (II) five (5%) percent of the face amount of the Securities if the Redemption Date is at any time from January 1, 1999 to June 30, 2000. For purposes hereof, the term "Conversion Shares" shall mean the shares of Common Stock which the Registered Holder would be entitled to receive upon conversion of Securities pursuant to Section 10 below or forced conversion pursuant to Section 11 below.

            10. (a) Each Registered Holder of Securities may at any time and from time to time, commencing thirty (30) days after the original issuance of the Securities, convert all or any amount of the principal amount of the Securities then owned by such Registered Holder into shares of Common Stock of Med/Waste, Inc. at a conversion price equal to $3.25 per share of Common Stock, subject to adjustment as provided in this Section 10. Notwithstanding the giving by the Issuer of the Redemption Notice, the Registered Holder may exercise the Registered Holder's conversion rights set forth in this Section 10 at any time up to one (1) business day prior to the Redemption Date.

                        (b) The conversion right granted in Section 10(a) hereof may be exercised only by a Registered Holder of Securities, in whole or in part, by the surrender of the certificate or certificates representing the Securities to be converted at the principal executive offices of the Issuer against delivery of that number of shares of whole Common Stock as shall be computed by dividing the face amount of the Securities being converted by the Conversion Price on the Conversion Date. At the time of conversion of Securities, the Issuer shall pay in cash to the Registered Holder thereof an amount equal to all accrued and unpaid interest, if any, to and including the Conversion Date. Each Security surrendered for conversion shall be endorsed by the Registered Holder. Med/Waste, Inc. will transmit the Common Stock certificates issuable upon conversion of any Securities and a certificate representing the balance of the Securities to the Registered Holder via express courier within three (3) business days after the Conversion Date. The term "Conversion Date" shall mean the date the original Notice of Conversion and Securities being converted are received by the Issuer. The term "Notice of Conversion" shall mean the written notice from the Registered Holder to the Issuer.

                        (c) All Common Stock which may be issued upon conversion of the Securities will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, hens, and charges with respect to the issue thereof At all times that any Securities are Outstanding, Med/Waste, Inc. shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Securities, a sufficient number of shares of Common Stock to provide for the conversion of all Outstanding Securities at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased or increased, the number of shares of Common Stock authorized and reserved for issuance by Med/Waste, Inc. upon the conversion of the Securities shall be proportionately increased or decreased, as the case may be.

                        (d) The Initial Conversion Price is $3.25 per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below in this Section 10(d) (the Initial Conversion Price, and the Initial Conversion Price, as thereafter then adjusted, shall be referred to as the "Conversion Price") and the Conversion Price from time to time shall be further adjusted as provided for below in this Section 10(d). Upon each adjustment of the Conversion Price, the Registered Holders of the Securities shall thereafter be entitled to receive upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by dividing the face amount of the Securities being converted by the Conversion Price, as then adjusted. The Conversion Price shall be adjusted as follows:

                                    (i)         In the case of any amendment to
                        the Certificate of incorporation of Med/Waste, Inc. to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, the Securities shall be adjusted so as to provide that upon conversion thereof the Registered Holder shall receive, in lieu of each Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Securities shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Subsection 10(d)(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                        (ii) If Med/Waste, Inc. shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.



                                    (iii)       In case Med/Waste, Inc. shall
            issue or otherwise sell or distribute shares of Common Stock for a consideration per share in cash or property less than the lesser of the then effective Conversion Price or the Market Price (as defined below), the Conversion Price then in effect shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received by Med/Waste, Inc. for such issuance, sale or distribution (such consideration, if other than cash, as reasonably determined by the Board of Directors of Med/Waste, Inc. including a majority of the Directors who are not officers or employees of Med/Waste, Inc. or any of its subsidiaries, whose determination shall be described in a resolution of the Board of Directors) would purchase at the Conversion Price per share and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or distribution. The term "Market Price" shall mean the average of the closing bid price for the Common Stock for the five (5) consecutive trading days ending two
            (2) trading days prior to the relevant date that Med/Waste, Inc. shall issue or otherwise sell or distribute shares of Common Stock.

                        (iv)        If any capital reorganization or
            reclassification of the capital stock of Med/Waste, Inc., or any consolidation or merger of Med/Waste, Inc. with another corporation or entity, or the sale of all or substantially all of Med/Waste, Inc.'s assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 10(d)(iv)), lawful and adequate provisions shall be made whereby the Registered Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Securities under this Section 10 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Registered Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of Securities) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). Subject to the terms of the Securities, in the event of a merger or consolidation of Med/Waste, Inc. with or into another corporation or other entity as a result of which the number of shares of Common Stock of the surviving corporation or other entity issuable to holders of Common Stock of Med/Waste, Inc., is greater or lesser than the number of shares of Common Stock of Med/Waste, Inc. outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of Med/Waste, Inc. Med/Waste, Inc. shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than Med/Waste, Inc.) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Registered Holders, the obligation to deliver to such Registered Holders such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, such Registered Holders may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock of Med/Waste, Inc., Med/Waste, Inc. shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Registered Holders of Securities shall have been given a reasonable opportunity to then elect to receive upon the conversion of Securities the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock of the Corporation in accordance with such offer.

            (e) Whenever the Conversion Price shall be adjusted pursuant to Section 10(d) hereof, Med/Waste, Inc. shall issue a certificate signed by its President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Med/Waste, Inc. made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each Registered Holder of Securities. Med/Waste, Inc. shall make such certificate and mail it to each such holder promptly after each adjustment.

            (f) No fractional Common Stock shall be issued in connection with any conversion (or forced conversion, if applicable) of Securities, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

       11. All, but not less than all, of the principal amount of the Outstanding Securities are convertible, at the option of Med/Waste, Inc., into shares of Common Stock at the Conversion Price, provided that on the day that the Conversion Notice is given by Med/Waste, Inc. to all Registered Holders and on the Forced Conversion Date, the following conditions are satisfied: (i) the Conversion Shares have been registered by Med/Waste, Inc. pursuant to the 1933 Act as provided for in Section 8 of the Securities and such registration is then currently effective; and (ii) the average of the closing bid price per share of the Common Stock, as listed on NASDAQ, the NYSE, the ASE or wherever Med/Waste Inc.'s Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the date the Forced Conversion Notice is sent, is at least two hundred (200%) percent of the Conversion Price. Any notice of Conversion ("Forced

Conversion Notice") must be given by Med/Waste, Inc. to all Registered Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the Issuer shall pay to all Registered Holders of Securities, all accrued and unpaid interest on the Securities through and including the Forced Conversion Date.

            12. If any mutilated Security is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            If there is delivered to the Issuer (a) evidence to its reasonable satisfaction of the destruction, loss or, theft of any Security and (b) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Issuer that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            Upon the issuance of any new Security under this Section 12, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Security issued pursuant to this Section 12 in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

            Any new Security delivered pursuant to this Section 12 shall be so dated that neither gain nor loss in interest shall result from such exchange.

            The provisions of this Section 12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            13. A meeting of holders of the Securities may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Securities to be made, given or taken by holders of Securities or to modify, amend or supplement the terms of the Securities as hereinafter provided. Notice of every meeting of holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided for in the terms of the Securities, not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for the meeting. Such meetings may be called at any time for any such purpose by the Issuer or by the holders of at least twenty-five (25%) percent in the aggregate principal amount of the Outstanding Securities by, in the case of the holders, written request to the Issuer setting forth in reasonable detail the action proposed to be taken at the meeting. Upon receipt of any such request, the Issuer shall call such meeting for such purposes by giving notice thereof.

            To be entitled to vote at any meeting of holders of Securities, a person shall be a registered holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote more than fifty (50%) percent in principal amount of the Outstanding Securities shall constitute a quorum. The Issuer may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities with respect to the appointment of proxies in respect of holders of Securities, the record date for determining the registered owners of Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than fifteen (15) nor more than sixty (60) days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

            At any meeting of holders of Securities duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Registered Holders of not less than sixty-six and two-thirds (662/3%) percent in aggregate principal amount of Outstanding Securities, or with the written consent of the Registered Holders of not less than sixty-six and two-thirds (662/3%) percent in aggregate principal amount of Outstanding Securities, the Issuer may modify, amend or supplement the terms of the Securities in any way, and the holders of Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the terms of the Securities to be made, given or taken by holders of Securities; provided, however, that no such action may, without the consent of Registered Holders of Securities owning eighty (80%) percent or more in the aggregate principal amount of Outstanding Securities affected thereby,
(a) change the due date for the payment of the principal of or any installment of interest on any Security, (b) reduce the principal amount of any Security, the portion of such principal amount which is payable upon acceleration of the maturity of such Security or the interest rate thereon, (c) change the coin or currency in which or the required places at which payment with respect to interest or principal in respect of Securities is payable, (d) permit the Issuer to redeem the Securities (other than as specifically provided in this Security), or (e) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other' action provided hereby or thereby to be made, taken or given.

            Any instrument given by or on behalf of any Registered Holder of a Security in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities shall be given to each registered holder of Securities affected thereby, in all cases as provided herein.



            Securities executed and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall bear a notation in the form reasonably approved by the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities modified to conform to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer and executed and delivered in exchange for Outstanding Securities.

            For purposes of the provisions of the Securities, any Security executed and delivered by the Issuer shall, as of any date of determination, be deemed to be "Outstanding", except:

                       (a) Securities theretofore cancelled by the Issuer or delivered to the Issuer for conversion or cancellation or held by the Issuer for reissuance but not reissued by the Issuer; or

                       (b) Securities that have become due and payable at Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been made available to the Registered Holders thereof, or

                       (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of the Securities;

provided, however that in determining whether the Registered Holders of the requisite principal amount of Outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities owned directly or indirectly by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding.

            14. Where the terms of the Securities provide for notice to the holders of any event, such notice shall be sufficiently given if given in writing and mailed, first class postage prepaid, to each Registered Holder affected by such event, at his address as it appears in the register for the Securities. Any notice may be waived in writing by the Person entitled thereto, either before or after the event, and such waiver shall be equivalent of such notice.

            15.        In the event of:

                       (a) default in the payment of any interest on any Security for a period of ten (10) days after Maturity; or

                       (b) default in the payment of the principal of any Security at Maturity; or

                       (c) the breach by the Issuer of any of the representations and warranties set forth in Section 6 of the Securities; or

                       (d) default in the performance or breach of any other material covenant or agreement contained in the Securities for a period of thirty (30) days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a "Notice of Default", shall first have been given to the Issuer by a Registered Holder or Holder(s) owning fifteen (15%) percent or more of Securities; or

                       (e) default under one or more bonds, debentures, notes or other evidence of Indebtedness in excess of $500,000 in the aggregate, whether such Indebtedness is secured or unsecured and whether such Indebtedness now exists or shall hereinafter be created, which has not been cured within a period of thirty (30) days; or

                       (f) any misstatement of a material fact in the Memorandum or omission of a material fact necessary to make the information in the Memorandum not misleading (regardless of any investigation made by any Registered Holders); or

                       (g) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days, or

                       (h) commencement by any Issuer of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;

a Registered Holder or Registered Holders owning fifteen (15%) percent or more of the Securities may, at their option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately (such date being the "Acceleration Date") by written notice to the Issuer at its principal executive offices, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

               16. This Security shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof The Issuer hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, ,any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby enforced in or by such court, and (c) consents to service of process in any such Action by recognized overnight courier service. Nothing herein shall affect the right to serve process ion any other manner permitted by law.

               17. In any Action to protect the rights of the Registered Holders or to collect on this Security, the Issuer shall pay the reasonable attorneys fees and costs of the Registered Holder.

               18. The following terms shall have the meaning ascribed to them below: "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect control with another Person.

                       "Contingent Obligations", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that person, unpaid bankers' acceptances, bankers' assurances or guarantees or similar items, or (iii) under any Interest Rate Protection Agreement or any long-term foreign currency exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic capital or similar arrangement designed to protect the Person entering into the same against fluctuations in currency values. Contingent Obligations shall include, without limitation, (A) the direct or indirect guaranty, endorsement, co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (B) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (C) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (y) to maintain the solvency, any balance sheet item, level of income or financial condition of another, or (z) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement (provided that, in the case of any agreement described under Sub-clauses (C)(x) or (C)(y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence). The amount of any Contingent Obligation of a Person shall be equal to the amount of the obligation so guaranteed or otherwise supported, subject to any limitation as to amount contained in the instrument or agreement creating or evidencing such Contingent Obligation; or in the case of Contingent Obligations referred to in clause (iii) above, the mark-to-market value of such Contingent Obligation at the relevant date of determination.

                       "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, wether through the ownership of voting securities, by contract or otherwise.


                       "Indebtedness" of any Person means, at any date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted of such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation of such Person owed for all or any part of the deferred price of the property or services, which price or obligation is (x) due more than (or has not been discharged prior to) three (3) months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note, instrument or other written agreement, (v) all Contingent Obligations of such Person, and (vi) all indebtedness of the type described in clauses (i) through (v) above that is secured by any Lien on any property or asset owned or held by such person (provided that the amount of such indebtedness included as Indebtedness under this clause (vi) shall not exceed the market value of the property or asset subject to such Lien).

                       "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) or assignment, deposit arrangement or other preferential arrangement in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same economic effect as the foregoing).

                       "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration or acceleration, call for redemption or otherwise.

                       "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

                       "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed and it corporate seal to be affixed hereto.

Dated:         January 27, 1997
                                         MED/WASTE, INC.



                                         By:     /s/ DANIEL A. STAUBER
                                             ----------------------------------
                                                   DANIEL A. STAUBER
                                                       President
                                                   [Corporate Seal]

                                         SAFETY DISPOSAL SYSTEM, INC.



                                         By:     /s/ DANIEL A. STAUBER
                                             ----------------------------------
                                                   DANIEL A. STAUBER
                                                       President
                                                   [Corporate Seal]


                                         THE KOVER GROUP, INC.



                                         By:     /s/ DANIEL A. STAUBER
                                             ----------------------------------
                                                   DANIEL A. STAUBER
                                                       President
                                                   [Corporate Seal]

                                         SAFETY DISPOSAL SYSTEM OF SOUTH
                                         CAROLINA, INC.



                                         By:     /s/ DANIEL A. STAUBER
                                             ----------------------------------
                                                   DANIEL A. STAUBER
                                                       President
                                                   [Corporate Seal]